CANADA SOUTHERN PETROLEUM LTD.



                                CANADA SOUTHERN'S
                               KOTANEELEE LAWSUIT
                              TEMPORARILY ADJOURNED


     CALGARY,  Alberta, Oct. 17, 1996 -- Canada Southern Petroleum Ltd. [NASDAQ:
CSPLF; Toronto, Boston, and Pacific: CSW] said the trial of its lawsuit against Amoco Canada and several other companies has been halted pending resolution of a conflict-of-interest dispute involving Amoco Canada's law firm.

     Canada Southern said it insisted that the law firm immediately withdraw from the case because an attorney who had joined the firm as a partner had previously served as the company's principal counsel in Canada for many years.

     A Canada Southern spokesman said trial has been adjourned pending resolution of the law firm's application to continue to serve as counsel to Amoco Canada. That application will be the subject of a separate hearing expected to be held at the end of this month, he said.

     Canada Southern's lawsuit seeks damages from Amoco Canada and the other current working-interest partners in the Kotaneelee gas field.



                                      -RMB-


                   Contact: James R. Joyce, at (203) 245-7664